The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exhange commission. The information contained herein will be superseded by the description of the mortage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes allinformation contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.